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                                                                   EXHIBIT 23.01



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-    ) pertaining to the CyberCash, Inc. 1999 Restricted
Stock Plan of our report dated March 13, 1998, except for Note 13, as to which the date is March 16, 1998, with respect to the consolidated financial statements of CyberCash, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP



Vienna, Virginia
February 3, 1999